Exhibit 23 (g) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K

                                STRATEVEST FUNDS

                               CUSTODIAN AGREEMENT

      AGREEMENT made as of the 14th day of September, 2000, by and between Stratevest Funds, a business trust organized under the laws of the State of Delaware, with its principal office and place of business at 111 Main Street, Burlington, Vermont 05402-0409 (the "the Trust"), and Forum Trust, LLC, a Maine limited liability company doing business as a non-depository trust company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

      WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio," and collectively, as the "Portfolios"); and

      WHEREAS, Forum has entered into a certain Master Subcustodian Agreement with Bankers Trust Company ("Bankers Trust") dated as of April 20, 1999 (the "Master Subcustodian Agreement") under which Bankers Trust provides certain sub-custody services on behalf of the Portfolios to Forum; and

      WHEREAS, the Trust wishes to retain Forum to provide certain custodial services to the Trust for the benefit of the Portfolios, and Forum is willing to provide such services;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

      SECTION 1.  EMPLOYMENT OF FORUM

      The Trust, on behalf of each Portfolio, hereby employs Forum as custodian of all assets of each Portfolio that are delivered to and accepted by Forum or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by the Trust of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio ("Securities") and cash from any source and in any currency ("Cash"), provided that Forum shall have the right, in its sole discretion, to refuse to accept as Property any property of a Portfolio that Forum considers not to be appropriate or in proper form for deposit for any reason. Forum shall not be responsible for any property of a Portfolio held or received by the Trust or others and not delivered to Forum or any Subcustodian.

      SECTION 2.  MAINTENANCE OF SECURITIES AND CASH AT FORUM AND
      SUBCUSTODIAN LOCATIONS

      Pursuant to Instructions (as hereinafter defined in Section 15), the Trust shall direct Forum to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect the Trust's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

      SECTION 3.  CUSTODY ACCOUNT

      Forum agrees to establish and maintain one or more custody accounts on its books each in the name of the Trust on behalf of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by Forum or any Subcustodian for the account of such Portfolio. Upon delivery by the Trust to Forum of any acceptable Property belonging to a Portfolio, the Trust shall, by Instructions, specifically indicate in which Portfolio such Property belongs or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios, and Forum shall allocate such Property to the Accounts in accordance with the Instructions. The Trust, on behalf of each Portfolio, acknowledges: (i) its responsibility as a principal for all of its obligations to Forum arising under or in connection with this Agreement, notwithstanding, that it may be acting on behalf of other persons; and (ii) warrants its authority to deposit in the appropriate Account any Property received therefor by Forum or a Subcustodian and to give, and authorize others to give, instructions relative thereto. Forum may deliver securities of the same class in place of those deposited in the Account.

      Forum shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Portfolio in whose name the Account is maintained. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until Forum receives Instructions to the contrary, Forum will:

      (A) COLLECT ALL INTEREST AND DIVIDENDS AND ALL OTHER INCOME AND PAYMENTS, WHETHER PAID IN CASH OR IN KIND, ON THE PROPERTY, AS THE SAME BECOME PAYABLE AND CREDIT THE SAME TO THE APPROPRIATE ACCOUNT;

      (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that Forum or Subcustodian is aware of such opportunities after reasonable diligence and hold the cash received in such Account pursuant to this Agreement;

      (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for Forum to take timely action, no action shall be taken with respect thereto;

      (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for Forum to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of Forum (which sale the Trust hereby authorizes Forum to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

      (e) execute in the Trust's name for an Account, whenever Forum deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

      (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, Forum shall notify the Trust of the amount of the shortfall and the Trust may, or may cause the Portfolio to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. The Trust, on behalf of the Portfolios agrees, when and if requested by Forum and required in connection with the payment of any such taxes, to cooperate with Forum in furnishing information, executing documents or otherwise;

      (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of Forum or any Subcustodian; and

      (h) in the event of any loss of Securities or Cash, use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to the Trust.

      Forum shall provide cash management services to the Trust as referenced in the "Instructions Regarding Cash Management Services", dated ____________, and as may be amended from time to time.

      SECTION 4.  SUBCUSTODIANS AND SECURITIES SYSTEMS

      The Trust authorizes and instructs Forum to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by Forum with the following other securities intermediaries: (a) another U.S. bank or trust company (including Bankers Trust pursuant to the Master Subcustodian Agreement) or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian, or a non-U.S. branch of Forum or of any U.S. Subcustodian, or a U.S. securities depository or clearing agency or system in which Forum or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of Forum's majority-owned non-U.S. subsidiaries, a majority-owned subsidiary of a U.S. Subcustodian or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which Forum or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, Forum shall notify the Trust of the appointment of such U.S. Subcustodian or U.S. Securities System; PROVIDED FURTHER that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5, and (b) the identity of the non-U.S. Subcustodian and the agreement between Forum and such non-U.S. Subcustodian has been approved by Instructions; it being understood that Forum shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System by Instructions is proper under the 1940 Act or any rule or regulation thereunder. Exhibit D attached hereto lists all Subcustodians and Securities Systems that have been approved by Instructions. Notwithstanding Section 20 hereof or any other provision hereof to the contrary, Exhibit D may be amended solely by the delivery to Forum of Instructions pursuant to Section 15 hereof.

      Upon receipt of Instructions from the Trust, Forum agrees to cease the employment of any Subcustodian or Securities System with respect to the Trust, and if desirable and practicable, appoint a replacement Subcustodian or securities system in accordance with the provisions of this Section. In addition, Forum may, at any time in its discretion, upon written notification to the Trust, terminate the employment of any Subcustodian or Securities System.

      Forum shall deliver to the Trust annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of Forum and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) if requested by the Trust's Board of Trustees (the "Board") or if the Board of Trustees responsible for any Portfolio directly approves its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Trust to ensure compliance with Rule 17f-5. If requested by the Board of Trustees or if the Board of Trustees directly approves its foreign custody arrangements, Forum also shall furnish annually to the Trustinformation concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Trust in connection with the initial approval of this Agreement. Forum agrees to promptly notify the Trust if, in the normal course of its custodial activities, Forum learns of a material adverse change in the financial condition of a non-U.S. Subcustodian or a non-U.S. Securities System suffers a material loss of Property, or Forum has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

      SECTION 5.  USE OF SUBCUSTODIAN

      WITH RESPECT TO PROPERTY IN AN ACCOUNT THAT IS MAINTAINED BY FORUM THROUGH A SUBCUSTODIAN EMPLOYED PURSUANT TO SECTION 4:

     (A) FORUM WILL IDENTIFY ON ITS BOOKS AS BELONGING TO THE TRUST ON BEHALF OF A PORTFOLIO, ANY PROPERTY MAINTAINED THROUGH SUCH SUBCUSTODIAN;

     (B) ANY PROPERTY IN THE ACCOUNT HELD BY A SUBCUSTODIAN WILL BE SUBJECT ONLY TO THE INSTRUCTIONS OF FORUM OR ITS AGENTS;

     (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of Forum; and

      (d) Any agreement Forum shall enter into with a non-U.S. Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Property so maintained is not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for its safe custody or administration; (iii) beneficial ownership of Securities be freely transferable without the payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Property maintained pursuant to such Agreement as belonging to the Trust or as being held by Forum, on behalf of the Trust or all its customers; (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, Forum, including the independent public accountants of or designated by, the Trust be given access to the books and records of such Subcustodian relating to Property or confirmation of the contents of those records; and (vi) Forum on behalf of the Trust will receive periodic reports with respect to the safekeeping of the Property, including but not limited to notification of any transfer of Property into or out of an Account.

      SECTION 6.  USE OF SECURITIES SYSTEM

      With respect to Property in the Account(s) that is maintained by Forum or any Subcustodian through a Securities System employed pursuant to Section 4:

      (a) Forum shall, and the Subcustodian will be required by its agreement with Forum to, identify on its books such Property as being maintained for the account of Forum or Subcustodian for its customers;

      (b) Any Property maintained through a Securities System for the account of Forum or a Subcustodian will be subject only to the instructions of Forum or such Subcustodian, as the case may be;

      (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of Forum or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation; and

      (d) Forum shall provide the Trust with any report obtained by Forum or Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

      SECTION 7.  AGENTS

      Forum may at any time or times in its sole discretion appoint (or remove), as its agent to carry out such of the provisions of this Agreement as Forum may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, including Bankers Trust; PROVIDED, however, that the appointment of any agent shall not relieve Forum of its responsibilities or liabilities hereunder. Forum shall provide reasonable notice to the Trust of the appointment or removal of any agent.

      SECTION 8.  RECORDS, OWNERSHIP OF PROPERTY, STATEMENTS,
      OPINIONS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      (a) The ownership of the Property, whether maintained directly by Forum or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on Forum's books as belonging to the appropriate Account and not to Forum. Forum shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of Forum relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Trust. All such accounts shall be maintained and preserved in the form reasonably requested by the Trust. Forum will supply to the Trust from time to time, as mutually agreed upon, a statement in respect to any Property in an Account maintained by Forum or by a Subcustodian. In the absence of the filing in writing with Forum by the Trust of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Trust shall be deemed to have approved such statement and in such case or upon written approval of the Trust of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

      (b) Forum shall take all reasonable action as the Trust may request to obtain from year to year favorable opinions from the Trust's independent certified public accountants with respect to Forum's activities hereunder in connection with the preparation of the Trust's registration statement on Form N-1A and the Trust's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

      (c) At the request of the Trust, Forum shall deliver, and shall cause the Subcustodians to deliver, to the Trust a written report prepared by Forum's independent certified public accountants with respect to the services provided by Forum under this Agreement, including, without limitation, Forum's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust and as may reasonably be obtained by Forum.

      (d) The Trust may elect to participate in any of the electronic on-line service and communications systems offered by Forum or a Subcustodian that can provide the Trust, on a daily basis, with the ability to view on-line or to print in hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Trust hereby acknowledges that Forum or such Subcustodian now obtains and may in the future obtain information on such values from outside sources that Forum or such Subcustodian considers to be reliable, and the Trust agrees that Forum and such Subcustodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be subject to the standard of care set forth in Section 16 of this Agreement in selecting and utilizing such service or furnishing any information derived therefrom.

      SECTION 9.  HOLDING OF SECURITIES, NOMINEES, ETC.

      Securities in an Account that are maintained by Forum or any Subcustodian may be held directly by such entity in the name of the Trust or in bearer form or maintained, on behalf of a Portfolio, in Forum's or Subcustodian's name or in the name of Forum's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Forum's or Subcustodian's customers, unless prohibited by law, rule, or regulation. Forum or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Forum or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of Forum or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, Forum may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner Forum deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

      SECTION 10.  PROXIES, ETC.

      With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, Forum shall perform such services and only such services as are: (i) set forth in Section 3 of this Agreement; (ii) described in the applicable Service Standards (the "Proxy Service"); and (iii) as may otherwise be agreed upon between Forum and the Trust. The liability and responsibility of Forum in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which Forum and the Trust may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by Forum and the Trust in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither Forum nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.

      SECTION 11.  SEGREGATED ACCOUNT

      To assist the Trust in complying with the requirements of the 1940 Act and the rules and regulations thereunder, Forum shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

      SECTION 12.  SETTLEMENT PROCEDURES

      Securities will be transferred, exchanged or delivered by Forum or a Subcustodian upon receipt by Forum of Instructions that include all information required by Forum. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of Forum in effect from time to time for that jurisdiction or market. Forum shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

      Forum or a Subcustodian may settle purchases and sales against, or credit income to, an Account, and Forum may, at its sole option upon written notice to the Trust, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and the Trust agrees to hold Forum harmless from any losses that may result therefrom. With respect to the activities of Bankers Trust as Subcustodian under the Master Subcustodian Agreement, such credits and reversals, if any, shall be on a contractual basis, as outlined in the Bankers Trust Service Standards, as described below and provided to the Trust by Forum.

      The applicable Service Standards mean the Global Guide, the Policies and Standards Manual, and any other documents issued by Forum, Bankers Trust and other Subcustodians from time to time specifying the procedures for communicating with a customer, the terms of any additional services to be provided to a customer, and such other matters as may be agreed between the parties time to time. Copies of the current Service Standards have been delivered to the Trust.

      SECTION 13.  CONDITIONAL CREDITS

      (a) Notwithstanding any other provision of this Agreement, Forum or a Subcustodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the relevant currency in the Account; PROVIDED THAT, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds of the relevant currency in such Account is at least equal to the aggregate purchase price of all securities for which Forum has received Instructions to settle on that date ("Settlement Date"), Forum, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

      (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which Forum has received Instructions to settle on any Settlement Date, Forum, upon settlement, may credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

      (c) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, Forum shall make the Conditional Credit a final entry on its books and records. In such case, the Trust shall be liable to Forum only for late charges at a rate that Forum customarily charges for similar extensions of credit.

      (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not deposited in the Account, or (ii) any Proceeding (as defined below) shall occur, Forum may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, the Trust shall continue to be liable to Forum for any shortfall. Forum shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by the Trust of the purchase price for Securities subject to a Conditional Credit, and Forum's making a Conditional Credit a final entry on its books, and, unless consented to by Forum, the Trust shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. Forum shall have the sole discretion to determine which Securities shall be deemed to have been paid for by the Trust out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by Forum unless and until Forum makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to the Trust, whether voluntary or involuntary.

      (e) The Trust agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

      SECTION 14.  PERMITTED TRANSACTIONS

      The Trust agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 15 (but subject to Section 3) and only for the purposes listed below:

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

     (b) When Securities are called, redeemed or retired, or otherwise become payable;

      (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

     (d) Upon conversion of Securities pursuant to their terms into other securities;

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

      (g) In connection with any borrowings by the Trust requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral;

      (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Trust;

      (i) For the purpose of redeeming shares of the capital stock of the Trust against delivery of the shares to be redeemed to Forum, a Subcustodian or the Trust's transfer agent;

      (j) For the purpose of redeeming in kind shares of the Trust against delivery of the shares to be redeemed to Forum, or the Trust's transfer agent;

      (k) For delivery in accordance with the provisions of any agreement among the Trust, on behalf of a Portfolio, the Portfolio's investment adviser and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

      (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Forum of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Forum will receive the Securities previously deposited from broker. Forum will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

      (m) For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions;

     (n) Upon the termination of this Agreement as set forth in Section 21; and

     (o) For other proper purposes as may be directed in writing by two or more officers of the Trust.

      The Trust agrees that Forum and any Subcustodian shall have no obligation to verify the purpose for which a transaction is being effected.

      SECTION 15.  INSTRUCTIONS

      The term "Instructions" means instructions from the Trust in respect of any of Forum's duties hereunder that have been received by Forum at its address set forth in Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Trust shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with Forum; or
(ii) which have been transmitted electronically through an electronic on-line service and communications system offered by Forum or other electronic instruction system acceptable to Forum; or (iii) a telephonic or oral communication by one or more persons as the Trust shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with Forum; or (iv) upon receipt of such other form of instructions as the Trust may from time to time authorize in writing and which Forum has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Trust by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by Forum in reliance upon such oral instructions prior to Forum's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

      Forum shall have the right to assume in the absence of notice to the contrary from the Trust that any person whose name is on file with Forum pursuant to this Section has been authorized by the Trust to give the Instructions in question and that such authorization has not been revoked. Forum may act upon and conclusively rely on, without any liability to the Trust or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

      SECTION 16.  STANDARD OF CARE

      Forum shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to Forum that are not contrary to the provisions of this Agreement. Forum will use reasonable care and diligence with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care and diligence, Forum shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Trust for any losses, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Forum and arising out of action taken or omitted with reasonable care by Forum hereunder or under any Instructions. Forum shall be liable to the Trust for any act or omission to act of any Subcustodian to the same extent as if Forum committed such act itself. With respect to a Securities System, Forum shall only be responsible or liable for losses arising from employment of such Securities System caused by Forum's own failure to exercise reasonable care; provided that in the event of any such loss, Forum shall take all reasonable steps to enforce such claims as it may have against the Securities System to protect the interests of the Trust.

      In the event of any loss to the Trust by reason of the failure of Forum or a Subcustodian to utilize reasonable care, Forum shall be liable to the Trust to the extent of the Trust's actual damages at the time such loss was discovered (including, without limitation, reasonable fees and expenses of counsel) without reference to any special conditions or circumstances. In no event shall Forum be liable for any consequential or special damages.

      Forum shall be entitled to rely, and may act, on advice of counsel (who may be counsel for Forum or the Trust) on all matters and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice, provided that with respect to the performance of any action or omission of any action upon such advice, the Forum shall be required to conform to the standard of care set forth in this Section 16.

      In the event the Trust subscribes to an electronic on-line service and communications system offered by Forum, the Trust shall be fully responsible for the security of its connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify Forum and hold Forum harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by Forum as a result of any improper or unauthorized use of such terminal by the Trust or by any others.

      All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Trust.

      Subject to the exercise of reasonable care, Forum shall have no liability for any loss occasioned by delay in the actual receipt of notice by Forum or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which Forum has agreed to take action as provided in Section 3 hereof. Forum shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of Forum; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

      Forum shall have no liability in respect of any loss, damage or expense suffered by the Trust, insofar as such loss, damage or expense arises from the performance of Forum's duties hereunder by reason of Forum's reliance upon records that were maintained for the Trust by entities other than Forum prior to Forum's employment under this Agreement.

      IF FORUM DOES NOT EXERCISE REASONABLE CARE, FORUM SHALL INDEMNIFY THE TRUST FOR ANY LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, THE FEES AND EXPENSES OF COUNSEL) INCURRED BY THE TRUST AND ARISING OUT OF ACTION TAKEN OR OMITTED WITHOUT REASONABLE CARE BY FORUM HEREUNDER OR UNDER ANY INSTRUCTIONS.

      SECTION 17. INVESTMENT LIMITATIONS AND LEGAL OR CONTRACTUAL RESTRICTIONS OR REGULATIONS

      Neither Forum nor any Subcustodians shall be liable to the Trust or a Portfolio and the Trust agrees to indemnify Forum, all Subcustodians and their nominees, for any loss, damage or expense suffered or incurred by Forum, any Subcustodian or their nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Trust or any Portfolio pursuant to any contract or any law or regulation.

      SECTION 18.  FEES AND EXPENSES

      The Trust agrees to pay to Forum such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and Forum's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) reasonable legal fees as described herein and/or deemed necessary in the judgment of Forum to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall Forum be required to account for, any profits or commissions received by Forum in connection with its provision of custody services under this agreement. The Trust hereby agrees to hold Forum harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agree to hold Forum, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. Forum is authorized to charge the applicable Account for such items, and Forum shall have a lien on the Property in the applicable Account for any amount payable to Forum under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by the Trust under this Agreement.

      SECTION 19.  TAX RECLAIMS

      With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, Forum shall perform such services with respect thereto as are described in the applicable Service Standards and shall in connection therewith be subject to the standard of care set forth in such Service Standards. Such standard of care shall not be affected by any other term of this Agreement.

      SECTION 20.  AMENDMENT, MODIFICATIONS, ETC.

      No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit D may be amended as provided in Section 4 hereof and Exhibit B may be amended as provided for therein). In addition, any amendment to Sections 8(c), 8(d), 16, 17, 24, 27 and 28 of this Agreement shall require the written consent of Bankers Trust. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

      SECTION 21.  TERMINATION

      (a) This Agreement may be terminated by the Trust or Forum by ninety (90) days' written notice to the other; PROVIDED that notice by the Trust shall specify the names of the persons to whom Forum shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by Forum, the Trust shall, within ninety (90) days following the giving of such notice, deliver to Forum a written notice specifying the names of the persons to whom Forum shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, Forum will deliver such Property to the persons so specified, after deducting therefrom any amounts that Forum determines to be owed to it hereunder. In addition, Forum may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. The Trust grants to Forum a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by Forum, Forum does not receive the aforementioned written notice specifying the names of the persons to whom Forum shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, Forum, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to Forum, provided that from and after the ninetieth day Forum's obligations shall be limited to safekeeping.

      (b) This Agreement may be terminated by the Trust or Forum as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by Section 21(a) as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of Forum and the Trust hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

      (c) Sections 16, 17, 18, 27 and 30 shall survive the termination of this Agreement as to one or more or all Portfolios.

      SECTION 22.   NOTICES

      Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

      SECTION 23.  SEVERAL OBLIGATIONS OF THE PORTFOLIOS

      WITH RESPECT TO ANY OBLIGATIONS OF THE TRUST ON BEHALF OF EACH PORTFOLIO AND EACH OF ITS RELATED ACCOUNTS ARISING OUT OF THIS AGREEMENT, FORUM SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO AND SUCH ACCOUNTS TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE TRUST HAD SEPARATELY CONTRACTED WITH FORUM BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH PORTFOLIO AND ITS RELATED ACCOUNTS.

      SECTION 24.   SECURITY FOR PAYMENT

      To secure payment of all obligations due hereunder, the Trust hereby grants to Forum a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; PROVIDED THAT, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should the Trust fail to pay promptly any amounts owed hereunder, Forum shall be entitled to use available Cash in the Account or applicable Account, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, Forum shall be entitled to take such other actions or exercise such other options, powers and rights as Forum now or hereafter has as a secured creditor under the UCC or any other applicable law, including, without limitation, granting to any Subcustodian a security interest in such Accounts on terms similar to those set forth in this Section 24.

      SECTION 25.   REPRESENTATIONS AND WARRANTIES

      (a)   The Trust hereby represents and warrants to Forum that:

            (i) the employment of Forum and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

            (ii) the terms of this Agreement do not violate any obligation by which the Trust is bound, whether arising by contract, operation of law or otherwise;

            (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Trust and each Portfolio in accordance with its terms; and

            (iv) it will deliver to Forum a duly executed Secretary's Certificate in the form of Exhibit C hereto or such other evidence of such authorization as Forum may reasonably require, whether by way of a certified resolution or otherwise.

      (b)   Forum hereby represents and warrants to the Trust that:

          (i) the terms of this Agreement do not violate any obligation by which Forum is bound, whether arising by contract, operation of law or otherwise;

            (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Forum in accordance with its terms;

            (iii) it will deliver to the Trust such evidence of such
                  authorization as the Trust may reasonably require, whether by way of a certified resolution or otherwise; and

            (iv) it is qualified as a custodian under Section 26(a) of the 1940 Act and that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Trust in writing.

      SECTION 26.  GOVERNING LAW AND SUCCESSORS AND ASSIGNS

      This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Trust and Forum.

      SECTION 27.  THIRD-PARTY BENEFICIARY

      The Trust hereby acknowledges and agrees that with respect to the
Accounts:

     (a) Forum is authorized to appoint Bankers Trust as a master Subcustodian pursuant to the Master Subcustodian Agreement;

      (b) As an inducement to Bankers Trust to act as a master Subcustodian, the Trust authorizes the Forum to bind the Trust to those terms of the Master Subcustodian Agreement, including Section 23 thereof, which will obligate the Trust to pay obligations of each Portfolio for Property custodied pursuant to the Master Subcustodian Agreement; and

      (c) Bankers Trust may rely, as fully as if it were a party hereto and named as "Forum" herein, on the representations, warranties, covenants and indemnities of the Trust set forth in Sections 8(d), 16, 17, 24 and 28 of this Agreement.

      SECTION 28.  REPRESENTATIVE CAPACITY AND BINDING OBLIGATION

      A copy of the Certificate of the Trust is on file with the Secretary of State of the State of Delaware (and a copy of the Trust Instrument of the Trust is on file with the Trust's secretary). Notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Trust as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Portfolios.

      Forum agrees that no shareholder, Trustee or officer of the Trust may be held personally liable or responsible for any obligations of the Trust arising out of this Agreement.

      SECTION 29.   SUBMISSION TO JURISDICTION

      ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND FORUM AND THE TRUST EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM.

      SECTION 30.  CONFIDENTIALITY

      The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of Forum, the Trust, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

      SECTION 31.   SEVERABILITY

      If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

      SECTION 32.   ENTIRE AGREEMENT

      This Agreement together with its Exhibits, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

      SECTION 33.   HEADINGS

      The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

      SECTION 34.  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

      IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

                        STRATEVEST FUNDS

                        By:       /S/ BETH S. BRODERICK
                                  --------------------------------
                        Name:  BETH S. BRODERICK __________
                             --------------------
                        Title:__VICE PRESIDENT_________________
                                --------------

                        FORUM TRUST, LLC

                        By:      /S/ DAVID I. GOLDSTEIN
                           ---------------------------------
                        Name: David I. Goldstein
      TITLE:    SECRETARY

- A1 -

                                STRATEVEST FUNDS

                               CUSTODIAN AGREEMENT

                                    EXHIBIT A

                              LIST OF PORTFOLIOS

                         Stratevest Large Cap Value Fund

                        Stratevest Large Cap Growth Fund

                         Stratevest Large Cap Core Fund

Stratevest Small/Mid Cap Core Fund

                     Stratevest Vermont Municipal Bond Fund

                        Stratevest Intermediate Bond Fund

                         FORUM TRUST, LLC

                         By:      /S/ DAVID I. GOLDSTEIN
                            ---------------------------------
                         Name: David I. Goldstein
                         Title:    Secretary

                         STRATEVEST FUNDS

                         By:          /S/ BETH S. BRODERICK_________
                           -----------------------------------------
                         Title:___VICE PRESIDENT_______________
                                  --------------


- B2 -

- B1 -

                                STRATEVEST FUNDS

                               CUSTODIAN AGREEMENT

                                    EXHIBIT B

FEE SCHEDULE


This Exhibit B shall be amended upon delivery by Custodian of a new Exhibit B to Customer and acceptance thereof by Customer and shall be effective as of the date of acceptance by Customer or a date agreed upon between Custodian and Customer.

                          1. DOMESTIC CUSTODY ACCOUNTS

BASE FEE:

      $416.67 per month per fund

ASSET CHARGE AS AN ANNUALIZED PERCENTAGE OF DAILY NET ASSETS:
      0.01% (one basis point)

TRANSACTION CHARGES:

                                            Cost Per

      TRANSACTION TYPE                     TRANSACTION
      ----------------                     -----------
      DTC                                      $10
      Federal Book Entry                       $10
      PTC                                      $10
      Physicals                                $25
      Maturities (Depository)                  $10
      Maturities (Physical)                    $25
      P&I Payments (Book Entry)                 $3
      P&I Payments (Physical)                  $10
      Fed Wires (from Custody account)          $8
      SHE (Shares Held Elsewhere) Trades       $25
      Forum Money Market Funds                  $3

                           2. GLOBAL CUSTODY ACCOUNTS

To be provided upon request.

                                     - C2 -

- C1 -

                                STRATEVEST FUNDS

                               CUSTODIAN AGREEMENT

                                    EXHIBIT C

                        FORM OF SECRETARY'S CERTIFICATE

I, John W. McGonigle, hereby certify that I am the Secretary of Stratevest Funds, a business trust organized under the laws of the State of Delaware (the "the Trust"), and as such I am duly authorized to, and do hereby, certify that:

      1. ORGANIZATIONAL DOCUMENTS. The Trust's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of Delaware, the Trust continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

      2. RESOLUTIONS. Resolutions have been duly adopted on behalf of the Trust, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Trust now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Trust is duly authorized to enter into a certain custody agreement with Forum (the "Agreement"), and that certain designated officers, including those identified in paragraph 3 of this Certificate, are authorized to execute said Agreement on behalf of the Trust, in conformity with the requirements of the Trust's organizational documents and other pertinent documents to which the Trust may be bound.

      3. INCUMBENCY. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Trust holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Trust, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Trust, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

      NAME                  TITLE                 SIGNATURE

      Peter J. Germain  President         /S/ PETER J. GERMAIN
                                          ------------------------

      Beth S. Broderick Vice President    /S/ BETH S. BRODERICK
                                          ------------------------

      Judith J. Mackin  Vice President    /S/ JUDITH J. MACKIN
                                          ------------------------

      C. Todd Gibson    Assistant Secretary     /S/ C. TODD GIBSON
                                                ------------------------



IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of September 2000.

                                          STRATEVEST FUNDS

                                          By:   /S/ C. TODD GIBSON
                                             ---------------------------
                                          Name:  C. Todd Gibson
                                          Title:  Assistant Secretary

      I, Beth S. Broderick, Vice President of the Trust, hereby certify that on this 14th day of September 2000, C. Todd Gibson is the duly elected Assistant Secretary of the Trust and that the signature above is his genuine signature.

                                          STRATEVEST FUNDS

                                          By:       /S/ BETH S. BRODERICK
                                             ---------------------------------
                                          Name:  BETH S. BRODERICK
                                               -------------------------
                                          Title:     VICE PRESIDENT
                                                ------------------------


                                     - 13 -

                                STRATEVEST FUNDS

                               CUSTODIAN AGREEMENT

                                    EXHIBIT D

APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

                              Bankers Trust Company